UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2024

QUANTUM COMPUTING INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40615	82-4533053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Marine View Plaza, Suite 214
Hoboken, NJ	07030
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 436-2161

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock (par value $0.0001 per share)	QUBT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

As previously reported, effective May 3, 2024, Quantum Computing Inc. (the “Company”) dismissed BF Borgers CPA PC (“BF Borgers”) as its independent registered public accounting firm. On May 3, 2024, the Securities and Exchange Commission (the “Commission”) issued an order reporting that it had settled administrative and cease-and-desist proceedings against the Company’s former auditor, BF Borgers, and its sole audit partner, Benjamin F. Borgers CPA, permanently barring BF Borgers and Mr. Borgers from appearing or practicing before the Commission as an accountant.

Due to the foregoing and the Company’s transition to a new auditor, the Company will not be able to file its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, on a timely basis, and is instead furnishing its unaudited condensed consolidated interim financial statements for the period ending March 31, 2024 as Exhibit 99.1 to this Current Report on Form 8-K in an effort to be transparent with its investors. The Company plans to file its Quarterly Report on Form 10-Q for the period ended March 31, 2024 as soon as practicable after completion of its new independent registered public accounting firm’s audit of the Company’s consolidated financial statements for its 2023 fiscal year.

In addition, on June 11, 2024, the Company issued a press release highlighting some of the financial information included in Exhibit 99.1, a copy of which is attached as Exhibit 99.2 hereto.

Exhibits 99.1 and 99.2 contain financial information that has not been audited or reviewed by the Company’s auditors, nor have the auditors expressed an opinion regarding such unaudited and unreviewed financial information. Security holders, potential security holders and other prospective investors are cautioned not to place undue reliance on unaudited and unreviewed financial information.

Item 4.01. Change in Registrant’s Certifying Accountant.

Engagement of New Independent Registered Public Accounting Firm.

Effective June 6, 2024, the Audit Committee of the Board of Directors of the Company appointed BPM LLP (“BPM”) as the Company’s independent registered public accounting firm to re-audit the Company’s consolidated financial statements for the years ended December 31, 2022 and 2023, as well as to audit the Company’s consolidated financial statements for the current fiscal year ending December 31, 2024.

During the fiscal years ended December 31, 2022 and 2023, or during any subsequent interim period prior to the engagement of BPM, neither the Company nor anyone on its behalf consulted with BPM with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and neither a written report nor oral advice was provided to the Company that BPM concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was either the subject of a "disagreement" within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions or a "reportable event" with the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Information and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Unaudited condensed consolidated financial information of the Company as of March 31, 2024 and for the three months ended March 31, 2024 and 2023
99.2	Press release dated June 11, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM COMPUTING INC.

Date: June 11, 2024	By:	/s/ Christopher Boehmler
Christopher Boehmler
Chief Financial Officer

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